                                                                      EXHIBIT 23
                                                                      ----------


                       CONSENT OF INDEPENDENT ACCOUNTANTS



We hereby consent to the incorporation by reference in the Registration Statements on Form S-3 (No. 333-61517), Form S-8 (No. 33-23778) and Post Effective Amendments to the Registration on Form S-8 (Nos. 2-64082, 2-90908) of SPS Technologies, Inc. and subsidiaries of our report dated February 12, 2003, relating to the financial statements, which appears in the Annual Report to Shareholders, which is incorporated in this Annual Report on Form 10-K. We also consent to the incorporation by reference of our report dated February 12, 2003 relating to the financial statement schedule, which appears in this Form 10-K.


PricewaterhouseCoopers LLP


Philadelphia, Pennsylvania
March 20, 2003